EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
FSI International, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854, 33-60903, 333-30675, 333-19677, 333-19673, 333-01509, 333-50991, 333-94383, 333-96275, 333-61164, 333-104088 and 333-113735) and on Form S-3 (No. 333-86148) of FSI International, Inc. of our reports dated October 15, 2004, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 28, 2004 and August 30, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years in the three-year period ended August 28, 2004, and the related financial statement schedule which reports appear in the August 28, 2004 annual report on Form 10-K of FSI International, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota
November 5, 2004